BRIDGES INVESTMENT FUND, INC.

STANDARD RETIREMENT PLAN No. 002

(As Amended and Restated as of January 1, 2000)

MONEY PURCHASE PENSION

APPLICATION FORM

(Complete in duplicate and sign all copies)

(Name of Employer)

hereby:

A. establishes on _______________, _____, a Retirement Plan, to be known as _______________________________________________ Retirement Plan, in the form of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000), effective __________________, _____ (the "Effective Date") except as otherwise provided herein;

B. amends, restates and continues _____________________________ ______________________________________ Retirement Plan, originally established on ________________, _____ in the form of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000) by substituting the following new Application Form for the Application Form previously executed, said amendment and substitution to be effective _________________, _____ (the "Effective Date") except as otherwise provided herein;

C. amends, restates and continues ____________________________________ ____________________ originally established on ____________, ____in the form of ________________________ _______________________to be amended, restated and continued in the form of the Bridges Investment Fund, Inc., Standard Retirement Plan and Standard Custodial Agreement (as amended and restated as of January 1, 2000), effective ______________, _____ (the "Effective Date");

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in accordance with all the terms of the Bridges Investment Fund, Inc. Standard Retirement Plan and Standard Custodial Agreement (Basic Plan Document No. 01), which the Employer has read, accepts and specifically incorporates herein by reference, with the following additional terms and conditions:

PART I

INFORMATION CONCERNING EMPLOYER:

1. Name

Address

Birth Date (if single Owner-Employee Plan)

Employer's Federal Tax Identification Number

Employer's Limitation Year (please choose one, the period selected will be the compensation period for applying the limitations of Section 3.8 of the Plan):

                    Calendar year                                     Other 12-month period:

                    Name of Plan Administrator

Custodian: Employer hereby appoints U.S. Bank, N.A., Omaha, Nebraska to serve as Custodian and, until otherwise directed, such Custodian shall invest all contributions under the Plan in shares of Bridges Investment Fund, Inc. The Custodian shall serve in accordance with the Bridges Investment Fund, Inc. Standard Custodial Agreement, which Agreement shall be effective upon acceptance by the Custodian in writing.

Compensation for a common law Employee shall, except as provided below, be the Employee's W-2 earnings actually paid during the taxable year ending with or within the Plan Year. For all purposes of the Plan, Compensation shall: (select if applicable)

include compensation which is not currently includible in the Employee's gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) of the Code, or effective for years beginning on or after January 1, 2001, or, if earlier, the first year beginning on or after January 1, 1998, during which the Plan was operated to include such elective amounts, Section 132(f)(4) of the Code.

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In making allocations of the Employer's contributions, Compensation paid to an Employee during any part of the Plan Year in which he was not a Participant: (select one only)

shall be taken into account

shall not be taken into account

2. Eligibility Requirements for participation in the Plan are:

A. Years of Service required for eligibility to participate (two (2) or less for Plan Years which commence after December 31, 1988):  . (If a fractional Year of Service is selected or included, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year); and

B. Employee has attained age _______ (not greater than age twenty-one (21)); and

C. Employee must not be a member of the following class or classes: (check if exclusion is desired)

Employees who are members of a unit of Employees covered by a collective bargaining agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

Employees who are nonresident aliens and who receive no earned income from the Employer that constitutes income from sources within the United States.

Employees who become Employees as the result of a "Code Section 410(b)(6)(C) transaction." These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A "Code Section 410(b)(6)(C) transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

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3. Subject to the limitations of the Plan, the Employer's contribution to the Plan for each Plan Year shall be:

A. If the Plan is integrated with Social Security pursuant to the election at Part I, Paragraph 8: (select one only)

Fixed Formula. ______% of the Compensation of each Participant eligible to receive Employer contributions for the Plan Year which is not in excess of the Integration Base (as defined at Part I, Paragraph 8), plus _____%* of the Compensation of each Participant eligible to receive Employer contributions for such Plan Year which is in excess of the Integration Base (as defined at Part I, Paragraph 8); provided, however, in no event shall the Employer's contribution exceed, for any Participant, the amount of $30,000 or the then applicable amount pursuant to Section 415 of the Code.

* NOTE: The contribution rate on Compensation in excess of the Integration Base may not be greater than 200% of the base contribution percentage on Compensation not in excess of the Integration Base (i.e., the percentage inserted in the first blank line of this subparagraph A). In addition, the excess contribution percentage cannot exceed the base contribution percentage by the greater of: (i) 5.7 percentage points; or (ii) the percentage equal to the percentage rate of tax under Section 3111(a) of the Code (at the beginning of the Plan Year) which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance of the Social Security Act.

If the Integration Base selected at Part I, Paragraph 8 of the Application Form is less than certain prescribed levels, the maximum 5.7 percent (or old age insurance rate of tax under Section 3111(a) of the Code) may be subject to adjustment as provided in Section 3.5(b)(3) of the Plan.

Variable Formula. ______% (not more than 25%) of the Compensation of each Participant eligible to receive Employer contributions for such Plan Year; provided, however, in no event shall the Employer's contribution exceed, for any Participant, the amount of $30,000 or the then applicable amount pursuant to Section 415 of the Code.

B. If the Plan is not integrated with Social Security, the Employer contribution will be equal to __% (not more than 25%) of the Compensation of each Participant for such Plan Year; provided, however, in no event shall the Employer's contribution exceed, for any Participant, the amount of $30,000 or the then applicable amount under Section 415 of the Code.

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C. All Employer contributions pursuant to the election made under this Paragraph 3 shall be allocated to the Employer Accounts of each Participant in the manner provided in Section 3.5 of the Plan.

4. Since this Plan is a money purchase pension plan, Voluntary Contributions by Participants are not permitted.

5. Hours of Service shall be determined on the basis of the method selected below (only one method may be selected); and the method selected shall be applied to all Employees, including Owner-Employees or 10%-or-Less Partners covered under the Plan:

A. on the basis of actual hours for which an Employee is paid or entitled to payment;

B. on the basis of days worked; an Employee shall be credited with ten (10) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the day;

C. on the basis of weeks worked; an Employee shall be credited with forty-five (45) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the week;

D. on the basis of semi-monthly payroll periods; an Employee shall be credited with ninety-five (95) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period;

E. on the basis of months worked; an Employee shall be credited with one hundred ninety (190) Hours of Service if under Section 1.9 of the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

6. Check the following if integration with F.I.C.A. (Social Security) contributions is desired:

The Plan is integrated with Social Security. The "Integration Base" shall be: (select one)

A. The Contribution and Benefit Base in effect under Section 230 of the Social Security Act, as in effect on the first day of the Plan Year for which Participant Compensation is determined for purposes of computing or allocating Employer contributions for such Plan Year.)

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B. $____________ (May not be greater than the maximum Contribution and Benefit Base in effect under Section 230 of the Social Security Act, as in effect on the first day of the Plan Year for which Participant Compensation is determined for purposes of computing or allocating Employer contributions for such Plan Year.)

NOTE: The maximum 5.7 integration percentage referred to in Part I, Paragraph 3 may be subject to adjustment as provided in Section 3.5(b)(3) of the Plan if the integration base selected at subparagraph B is less than certain prescribed levels.

7.A Complete this section only if you ever maintained another plan which is a qualified defined contribution plan (other than Paired Plan No. 001) in which any Participant in this Plan is (or was) a participant. This Section must also be completed if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. If you maintain such a plan, failure to complete this Section may adversely affect the qualification of the plans you maintain. (It should be noted that the requirements of Section 415 of the Code are satisfied if you include the limitations of subsections (e) through (j) of Section 3.8 of this Plan in all such plans.) If you do not complete this Section, the provisions of subsections (e) through (j) of Section 3.8 will automatically apply to this Plan. The amount of Annual Addition allocated to any Participant's account under this Plan shall be limited as follows:

(Insert Provisions)

7.B Complete this Section only if for Limitation Years beginning before January 1, 2000, you maintained one or more qualified plans which are defined benefit plans. If you maintain such a plan or plans, failure to complete this Section may adversely affect the qualifications of the plans you maintain. If the Employer maintains, or at any time maintained, one or more qualified defined benefit plans, the sum of the defined contribution fraction (as defined in Section 3.8(u)) and the defined benefit fraction (as defined in Section 3.8(t)) with respect to any Participant for a Limitation Year may not exceed 1.0. If the Employer maintains or maintained such plans, the 1.0 limitation was met as follows:

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By limiting the Annual Additions to this plan for the Limitation Year so that the sum of the defined contribution fraction and the defined benefit fraction does not exceed 1.0.

By limiting the Annual Additions to this and/or another qualified defined contribution plan for the Limitation Year, or reducing the projected annual benefit (as defined in Section 3.8(v)) in one or more of the qualified defined benefit plans so that the sum of the defined contribution fraction and the defined benefit fraction does not exceed 1.0.

(Insert Provisions.)

8. This Paragraph may be completed if you maintain one or more qualified plans other than this Plan that are to be aggregated and the minimum contribution or benefit requirements of Section 416(c) of the Code for Top-Heavy Plans are to be met, in whole or in part, under such other plan or plans. (Select one and complete if applicable.)

A. With respect to any Participant in this Plan who is a participant in another plan of the Employer which satisfies the minimum contribution or benefit requirements of Section 416(c) of the Code for Non-Key Employees (if the aggregated plans are Top-Heavy), the minimum guaranteed contribution requirements of Section 3.5(d) shall not apply to this Plan.

Name of Other Plan

B. By providing a minimum guaranteed contribution equal to ___% under this Plan for Non-Key Employees pursuant to Section 3.5(d), and the balance of the minimum contribution or benefit requirements of Section 416(c) of the Code being provided under the plan or plans specified below:

Name of Plan or Plans

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C. By limiting contributions to this Plan as follows: (Insert provisions and designate the manner in which the minimum contribution or benefit requirements of Section 416(c) of the Code will be met.)

9. Vesting Provisions

A. The following vesting schedule shall apply in determining the percentage of a Participant's Employer Account for reasons other than death, Disability or attainment of age 65 while an Employee of the Employer: (Select one, option (1) must be selected if more than one (1) Year of Service has been selected as an eligibility requirement under Part I, Paragraph 2.A)

                                                                                (1) 100% immediate vesting

(2) 100% after the completion of ______ (not more than 3) Years of Service

(3) A percentage determined in accordance with the following vesting schedule:

            Years of Service                                                 Percentage

            Less than one                                                     __%

            One but less than two                                          __%

            Two but less than three                                         __% (at least 20%)

            Three but less than four                                         __% (at least 40%)

            Four but less than five                                             __% (at least 60%)

            Five but less than six                                              __% (at least 80%)

            Six or more                                                             100%

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B. In computing a Participant's Years of Service for purposes of subparagraph A above, any Years of Service with the Employer: (select if desired)

(1) Prior to the Effective Date of the Plan or a predecessor plan shall be disregarded.

(2) Prior to the Participant's attainment of age _____ (18 years of less) shall be disregarded.

C. The forfeited portion of a terminated Participant's Employer Account shall: (select one)

___ be allocated to the Employer Accounts of the remaining Participants and such forfeitures shall not be used to reduce Employer contributions to the Plan.

___ not be allocated to the Employer Accounts of the remaining Participants but shall be used to reduce Employer contributions to the Plan.

10. Present Value for Top-Heavy Ratio. Complete this Paragraph if one or more defined benefit plans are to be aggregated with this Plan for purposes of the Top-Heavy rules. In the case it is necessary to establish present values under a defined benefit plan for purposes of the top-heavy ratio under Section 6.1, any benefit shall be discounted for mortality and interest based on the following: (select one only and complete)

A. The mortality and interest rate assumptions which are stated in the defined benefit plan for purposes of determining benefit equivalencies under the plan. (This option may be selected only if a single defined benefit plan is to be aggregated with this Plan.)

                                                            B. Interest rate  %                                     Mortality table

11. In addition to the last day of each Plan Year, the Custodian shall value Participants' account balances on the following Valuation Dates: (select none or one)

The last day of each Plan Year quarter.

The last day of each month.

Each day the New York Stock Exchange is open.

Other (specify)

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12. Subject to Section 4 of the Plan, a Participant may receive a distribution of his vested Accrued Benefit prior to his termination of employment pursuant to the following: (select one)

A Participant may not receive a distribution of his vested Accrued Benefit prior to terminating employment.

Until he retires, a Participant has a continuing election to receive all or a portion of his vested Accrued Benefit after he attains Normal Retirement Age.

13. The Required Distribution Date of a Participant who is not a 5% Owner is: (select one)

the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that if the Required Distribution Date is amended by this Application Form, distributions to a Participant with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the April 1 following the later of: (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant terminates employment.

the April 1 following the later of: (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant terminates employment. Select one or more of the following:

A Participant who attains age 70 1/2 after 1995 may elect by April 1 following the calendar year in which the Participant attained age 70 1/2, (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the April 1 following the calendar year in which the Participant terminates employment. If no such election is made, the Participant will begin receiving distributions by the April following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996).

A Participant who attains age 70 1/2 prior to 1997 may elect to stop distributions and recommence distributions by the April 1 following the calendar year in which the Participant terminates employment. If the Plan is subject to the qualified joint and survivor rules, you must select one of the following:

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There is no new annuity starting date upon recommencement of Participant distributions. If this box is checked, then spousal consent (as described in Section 4.5 of the Plan) is not required.

There is a new annuity starting date upon recommencement of Participant distributions.

NOTE: This Paragraph must be selected if the Employer is eliminating the preretirement age 70 1/2 distribution option. The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of: (i) December 31, 1998, or (ii) the date the Employer adopts this amended Standard Retirement Plan.

14. Employer represents that the Employer and every Participant who has made a contribution to the Plan included in the initial contribution specified above have received copies of the current Prospectus of Bridges Investment Fund, Inc. Employer also represents that it will provide a current prospectus of Bridges Investment Fund, Inc. to all future Participants immediately prior to their participation in the Plan and to distribute all subsequent disclosure materials received from Bridges Investment Fund, Inc. to all Participants in the Plan.

15. Paired Plans. This Plan: (select one)

is a Paired Plan* with the Bridges Investment Fund, Inc. Standard Retirement Plan No. 001.

is not a Paired Plan.

*Special provisions set forth in Section 10 of the Plan apply when paired plans are established under the Bridges Investment Fund, Inc. Standard Retirement Plan.

16. The completion of this Application Form creates new legal relationships and responsibilities, and the failure to properly complete the Application Form may result in the disqualification of the Plan established hereunder. Accordingly, your legal counsel should review the Plan prior to the execution of this document.

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PART II

AMENDED AND RESTATED PLANS

An Employer that is adopting this Plan as an amendment and restatement of an existing plan must complete this Part V to conform the terms of the Plan to the operation of the Plan during the period between the earliest effective date under GUST* and when the Employer adopts its amended and restated Plan:

*GUST refers to the following: the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998.

1. Unless the Employer indicates otherwise below, the Plan did not apply the combined plan limit of repealed Code Section 415(e) in Plan Years beginning after December 31, 1999.

The Plan applied to combined plan limit of repealed Code Section 415(e) in Plan Years beginning after December 31, 1999. If the Employer checks this box, the Plan may not apply the combined plan limit of repealed Code Section 415(e) in Plan Years beginning on or after the date the Employer adopts this amended and restated Plan.

NOTE: If the Plan applied the combined plan limit of repealed Code Section 415(e) in a Plan Year beginning after December 31, 1999, the Plan may not rely on the Sponsor's opinion letter without a determination letter for the Plan Years to which the election applies.

2. In connection with the minimum distribution rules in Plan Years beginning after December 31, 1996, Participants (other than 5% Owners) have been allowed to postpone, or to stop, minimum distributions pursuant to this Paragraph 2.

                            A. Select one of the following with respect to postponing minimum distributions.

A Participant who attained age 70 1/2 after 1995 is allowed to postpone minimum distributions until the April 1 following the year in which the Participant terminates employment. If the Employer selects this option, insert the year in which the Participant was first allowed to postpone minimum distributions _____ (insert year here)

A Participant who attained age 70 1/2 after 1995 is not allowed to postpone minimum distributions until the April 1 following the year in which the Participant terminates employment.

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B. Select one of the following with respect to stopping minimum distributions.

A Participant who attained age 70 1/2 before 1996 is allowed to stop receiving minimum distributions that have already commenced. If the Employer selects this option, insert the year in which the Participant was first allowed to stop receiving minimum distributions ____ (insert year here).

If such Participants are allowed to stop such minimum distributions, and the Plan is subject to the qualified joint and survivor annuity requirements, the Plan will: (select one)

establish a new annuity starting date when distributions recommence.

not establish a new annuity starting date when distributions recommence.

A Participant who attained age 70-1/2 before 1996 is not allowed to stop receiving minimum distributions that have already commenced.

_______________________________ By ______________________________

Employer Name Signature

Name and Title

Date

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ACKNOWLEDGMENT AND EXECUTION

The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code except to the extent provided in Rev. Proc. 2000-20, 2000-6 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B. An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as described in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts of Key Employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan, other than Paired Plan No. 001, may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Sections 415 and 416 of the Code. If an Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of Sections 415 and 416 of the Code, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter raised with respect to the Plan or the Section 6 of Revenue Procedure 2000-20 and Announcement 2001-77. This Application Form may be used only in conjunction with the plan document for Bridges Investment Fund, Inc. Standard Retirement Plan (Basic Plan Document No. 01).

Signed this   day of  , 20 .

Appointment as Custodian is accepted this   day of __________________, 20  .

_______________________________

_______________________________

For U.S. Bank, N.A.,

Estate and Trust Division,

Omaha, Nebraska

Employer

By:

Its:

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Mail both copies of the application and the initial contribution to U.S. Bank, N.A., Estate and Trust Division, 1700 Farnam Street, Omaha, Nebraska. Telephone number of Custodian: (402) 348-6000

Participation by Other Employers.

The undersigned Employer(s), by executing this document, elect(s) to become a Participating Employer in the ______________________________ (Name of Plan) and, by such acknowledgment, delegate(s) to the Employer which has executed the preceding page of the Application Form, exclusive authority to exercise all rights and powers reserved to sponsoring employers under the Plan.

Dated this ______ day of __________, _____.

By:

Its:

By:

Its:

Bridges Investment Fund, Inc., will inform the sponsoring Employer of any amendments to the Bridges Investment Fund, Inc. Standard Retirement Plan or of the discontinuance or abandonment of the Standard Retirement Plan. Any inquiries regarding the Standard Retirement Plan, including but not limited to inquiries regarding the adoption of the Plan, the meaning of Plan provisions, or the effect of the opinion letter, may be directed to:

Bridges Investment Fund, Inc.

8401 West Dodge Road

Omaha, Nebraska 68114

Telephone: (402) 397-4700

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ATTACHMENT A

The initial contribution enclosed herewith is to be credited to the Accounts of the following Participants in the amounts set forth opposite their names:
NAME	SOCIAL SECURITY NUMBER AND BIRTH DATE	AMOUNT CONTRIBUTED BY EMPLOYER	AMOUNT CONTRIBUTED BY PARTICIPANT
________________	________________	________________	________________
________________	________________	________________	________________
________________	________________	________________	________________
________________	________________	________________	________________
________________	________________	________________	________________

If additional space is required, continue this list on a separate sheet attached to each copy of this application, which sheet shall be deemed a part hereof.

NOTE: The Employer shall provide Bridges Investment Fund, Inc., a current list of the home address of all Participants and shall promptly update such list to reflect any changes or the entry of new Participants.

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ATTACHMENT B

Until otherwise changed in accordance with the terms of the Custodial Agreement, the Custodian shall receive fees for its services in respect to each Participant's account as follows:

A. Acceptance fee: $5.00 for each person participating in the Plan;

B. Annual maintenance fee: $8.00 per year for each person who is a Participant during any part of the Plan Year, including Participants receiving periodic distributions under the Plan and including any Employee whose account is being held by the Custodian after termination of the Plan and before distribution; and

C. Termination fee: $6.00 per Participant on termination of the Plan or on the initial withdrawal from such Participant's Account.

D. Periodic cash distribution: $1.75 for each payment.

E. Reinvestment of Cash Distributions (dividend and capital gains payments from the shares of the Fund): $1.05 for each reinvestment.

The foregoing charges will be deducted by the Custodian from Employer contributions, dividends or capital gain distributions, periodic cash distributions, and termination remittances before investments or separation payments are made.

NOTE: Extraordinary services resulting from unusual administrative responsibilities not contemplated by the above schedule, will be subject to such additional charges as will reasonably compensate the Custodian for the services involved.